ERNST & YOUNG LLP                     Suite 3400             Phone: 515 243 2727
                                      801 Grand Avenue
                                      Des Moines, Iowa 50309-2764





                         Consent of Independent Auditors









We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated January 29, 1999 with respect to Principal Life Insurance Company Variable Life Separate Account and Principal Life Insurance Company, in the Registration Statement (Post-Effective Amendment No. 8 to Form S-6 No. 333-00101) and related Prospectus of Principal Life Insurance Company Variable Life Separate Account Prin Flex Life(R) - Flexible Premium Variable Universal Life Insurance Policy.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 19, 1999




Ernst & Young LLP is a member of Ernst & Young International, Ltd.